UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 3rd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2019, The ONE Group Hospitality, Inc. (“The ONE Group”) entered into a Credit Agreement with Bank of America, N.A (“Credit Agreement”). The Credit Agreement provides for a secured revolving credit facility of $10.0 million and a $10.0 million term loan. The term loan is payable in quarterly installments, with the final payment due in May 2024. The revolving credit facility also matures in May 2024.

The Credit Agreement contains several financial covenants, including (a) a maximum consolidated leverage ratio of (i) 4.75 to 1.00 as of the end of any fiscal quarter ending on or prior to June 30, 2020 and (ii) 4.50 to 1.00 as of the end of any fiscal quarter thereafter and (b) a minimum consolidated fixed charge coverage ratio of 1.35 to 1.00.

The Credit Agreement has several borrowing and interest rate options, including the following: (a) a LIBOR rate (or a comparable successor rate) or (b) a base rate equal to the greater of the prime rate, the federal funds rate plus 0.50% or the LIBOR rate for a one-month period plus 1.00%; provided that the base rate may not be less than zero. Loans under the Credit Agreement bear interest at a rate per annum using the applicable indices plus a varying interest rate margin of between 2.75% and 3.50% (for LIBOR rate loans) and 1.75% and 2.50% (for base rate loans).

The Credit Agreement contains customary representations, warranties and conditions to borrowing including customary affirmative and negative covenants, which include covenants that limit or restrict The ONE Group’s ability to incur indebtedness and other obligations, grant liens to secure obligations, make investments, merge or consolidate, and dispose of assets outside the ordinary course of business, in each case subject to customary exceptions for credit facilities of this size and type.

Certain operating subsidiaries of The ONE Group guarantee the obligations under the Credit Agreement, which also are secured by liens on substantially all of the assets of The ONE Group and its subsidiaries.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Amendment, a copy of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Additionally, The ONE Group issued a press release announcing entering into the Credit Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 are incorporated into this item.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
10.1	Credit Agreement with Bank of America, N.A dated as of May 15, 2019
99.1	Press Release dated May 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer

Exhibit	Description
10.1	Credit Agreement with Bank of America, N.A dated as of May 15, 2019
99.1	Press Release dated May 16, 2019